Exhibit 99.1

CARGO Therapeutics Reports Second Quarter 2024 Financial Results and

Provides Business Update

- All sites activated with 38 patients dosed in the potentially pivotal Phase 2 clinical study, FIRCE-1 of firicabtagene autoleucel (firi-cel) -

- Completed $110 million private placement equity financing, extending cash runway through 2026 -

SAN CARLOS, Calif., August 12, 2024 – CARGO Therapeutics, Inc. (NASDAQ: CRGX), a clinical-stage biotechnology company positioned to advance next generation, potentially curative cell therapies for cancer patients, today reported financial results for the second quarter ended June 30, 2024, and provided a business update.

“The second quarter was marked by continued execution of our potentially pivotal Phase 2 clinical study for firi-cel in addition to our tri-specific CAR T program, CRG-023. Importantly, we continued to demonstrate our ability to produce predictable and reliable drug product supply with a greater than 95% success rate and a fast manufacturing turnaround time, which we believe further validates our unique CMC capabilities,” said Gina Chapman, President and Chief Executive Officer of CARGO. “With our successful PIPE financing and strong balance sheet, we remain well positioned to execute on our strategy.”

Corporate Highlights

•
FIRCE-1 Phase 2 clinical study for firi-cel updates: All 31 sites have been activated and 38 patients have been dosed across all cohorts. We expect to complete our interim analysis and report the results in the first half of 2025.
•
Completion of $110.0 million private placement equity financing. In May, we completed a $110 million private investment in public equity (PIPE) financing that resulted in net proceeds of approximately $102.9 million. With the completion of the PIPE, our expected cash runway was extended through 2026.
•
Jane Pritchett Henderson named to CARGO Therapeutic’s Board of Directors: Ms. Henderson joined CARGO’s Board in June, bringing decades of strategic finance and broad operating experience. She has served as Chief Financial Officer of Apogee Therapeutics since January 2023. Prior to joining Apogee, she served as the Chief Financial Officer and Chief Business Officer of Adagio Therapeutics (now Invivyd, Inc.), before which she held roles of increasing responsibility at numerous biopharmaceutical companies.

Second Quarter 2024 Financial Highlights

•
Cash Position: As of June 30, 2024, our cash, cash equivalents and marketable securities were $443.5 million, which we believe will be sufficient to fund our expected operations through 2026.
•
Research and Development (R&D) Expenses: R&D expenses for the three and six months ended 2024 were $37.5 million and $68.0 million, respectively, which included $1.7 million and $3.4 million of non-cash stock-based compensation expenses, respectively.
•
General and Administrative (G&A) Expenses: G&A expenses for the three and six months ended 2024 were $11.9 million and $22.2 million, respectively, which included $2.6 million and $4.8 million of non-cash stock-based compensation expenses, respectively.
•
Net Loss: Net loss for the three and six months ended 2024 was $44.3 million, or $1.02 per share, and $80.2 million, or $1.90 per share, respectively, including non-cash stock-based compensation expenses of $4.3 million and $8.2 million, respectively.

About CARGO Therapeutics

CARGO Therapeutics, Inc. is a clinical-stage biotechnology company positioned to advance next- generation, potentially curative cell therapies for cancer patients. CARGO’s programs, platform technologies, and manufacturing strategy are designed to directly address the limitations of approved cell therapies, including limited durability of effect, safety concerns and unreliable supply. CARGO is currently evaluating its lead program, firicabtagene autoleucel (firi-cel) (CRG-022), an autologous CD22 chimeric antigen receptor (CAR) T-cell therapy candidate, in a potentially pivotal Phase 2 clinical study in patients with large B-cell lymphoma (LBCL) whose disease relapsed or was refractory (R/R) to CD19 CAR T-cell therapy. CARGO also plans to evaluate firi-cel in patients at earlier stages of disease, including LBCL and other hematologic malignancies. Beyond its lead program, CARGO is leveraging its proprietary cell engineering platform technologies to develop a pipeline of programs that incorporate multiple transgene therapeutic “cargo” designed to enhance CAR T-cell persistence and trafficking to tumor lesions, as well as to help safeguard against tumor resistance and T-cell exhaustion. This includes the CRG-023 program, which incorporates a tri-specific CAR T with CD2 co-stimulation. CARGO’s founders are pioneers and world-class experts in CAR T-cell therapy, and its team has significant experience and success in developing, manufacturing, launching and commercializing oncology and cell therapy products. For more information, please visit the CARGO Therapeutics website at https://cargo-tx.com/.

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Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. All statements other than statements of historical facts contained in this press release are forward-looking statements. These forward-looking statements include, but are not limited to, statements about: advancement of CARGO’s clinical and preclinical programs; the potential benefits of CARGO’s product candidates; the timing of data reports, including the release of interim data from CARGO’s ongoing Phase 2 clinical trial of firi-cel; and CARGO’s expectations that its current cash, cash equivalents and marketable securities will be sufficient to fund its expected operations through 2026. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: the company’s ability to obtain necessary capital to fund its clinical programs; the early stages of clinical development of the company’s product candidates and the product candidates involving novel technologies; clinical and preclinical development being a lengthy and expensive process with uncertain outcomes; interim, “topline” and preliminary data from the company’s clinical trials and preclinical studies as well as any favorable data from trials conducted by third-parties, including Stanford University or the NCI, may not be replicated in the company’s clinical trials or predictive of future results; the company’s ability to obtain regulatory approval of and successfully commercialize its product candidates; any undesirable side effects or other properties of the company’s product candidates; the company’s reliance on third-party suppliers and manufacturers, including CROs; the outcomes of any future collaboration agreements; and the company’s ability to adequately maintain intellectual property rights for its product candidates. For a detailed discussion of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to CARGO’s business in general, please refer to the risk factors identified in the Company’s filings with the Securities and Exchange Commission (SEC), including but not limited to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 to be filed on or about the date hereof. Any forward-looking statements that the company makes in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this press release. Except as required by law, the company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. CARGO’s results for the three and six months ended June 30, 2024 are not necessarily indicative of its operating results for any future periods.

CARGO Therapeutics, Inc.

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Operating expenses:
Research and development	$37,458	$13,929	$67,961	$26,491
General and administrative	11,860	3,867	22,163	6,552
Total operating expenses	49,318	17,796	90,124	33,043
Loss from operations	(49,318)	(17,796)	(90,124)	(33,043)
Other income (expense), net	4,970	(56)	9,965	2,444
Net loss	$(44,348)	$(17,852)	$(80,159)	$(30,599)
Other comprehensive loss:
Unrealized loss on marketable securities	(44)	—	(323)	—
Comprehensive loss	$(44,392)	$(17,852)	$(80,482)	$(30,599)
Net loss per share attributable to common stockholders, basic and diluted	$(1.02)	$(26.56)	$(1.90)	$(48.21)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	43,344,345	672,253	42,170,123	634,704

CARGO Therapeutics, Inc.

Condensed Balance Sheet Data

(in thousands)

	June 30,	December 31,
	2024	2023

Assets
Cash and cash equivalents	$153,582	$405,732
Marketable securities	289,896	—
Other assets	46,536	47,304
Total assets	$490,014	$453,036
Liabilities and Stockholders’ Equity
Liabilities	$53,913	$47,650
Stockholders’ equity	436,101	405,386
Total liabilities and stockholders’ equity	$490,014	$453,036

Contacts

Media Contact:

Kimberly Muscara

kimberly@redhousecomms.com

Investor Contact:

Jessica Serra

jserra@cargo-tx.com

Laurence Watts

laurence@newstreetir.com